Exhibit 10.1

TRANSACTION AGREEMENT

              This Transaction Agreement (this “Agreement”) is made and entered into effective as of the 12th day of April 2011 (the “Effective  Date”) by and among AG Worldwide, LLC, a Nevada limited liability company (“AG Worldwide”), Cyrano Partners, LLC, a Nevada limited liability company (“Cyrano”) on the one hand and AeroGrow International, Inc., a Nevada corporation (“AII”) on the other hand.

BACKGROUND

    A.  AII is the manufacturer and seller of, and owns the intellectual property relating to, a product known as the “AeroGarden,” an aeroponic garden.  Cyrano is a company with significant experience in, knowledge of, and contacts associated with, multi-level marketing activities.

           B.  Cyrano and AII have negotiated and agreed upon the terms of a joint venture transaction (the “Joint Venture Transaction”) to be reflected in the joint ownership by AII and Cyrano (along with an investor group and other related parties) of AG Worldwide organized on March 24, 2011 (“AG Worldwide”). Through AG Worldwide the parties intend to expand and grow the former business of AII involving the sale of the AII aeroponic indoor gardens and related and associated items (collectively, the “AeroGrow Products”). The Joint Venture cannot be fully consummated, however, until the following conditions (which conditions are collectively hereinafter referred to as the “Conditions Precedent” and in the singular as a “Condition Precedent.”

1.	AII must receive approvals from its creditors to release liens which such creditors have in the AII assets (the “Creditor Approval Condition”);

2.
AII must receive approvals from its shareholders approving AII’s action in entering into the Joint Venture Transaction and transferring substantially all of its asset to AG Worldwide (the “Shareholder Approval Condition”);

3.	An “Information Statement” to be submitted to the Securities and Exchange Commission (the “SEC”) must have become effective (the “SEC Compliance Condition”); and

4.	AG Worldwide must have obtained at least $3,000,000 in investment funds as a contribution to the capital of AG Worldwide (the “Capital Condition”).

           C.  Pending the fulfillment of the Conditions Precedent, the parties have initiated a first step in the Joint Venture by executing and delivering the “Distributor and License Agreement” in the form set forth in Exhibit A attached.    Pursuant to the Distributor and License Agreement AG Worldwide, while owned solely by Cyrano (and any investors who may in the interim invest in AG Worldwide), shall commence distribution of the AeroGrow Products through a multi-level marketing system (the “MLM Downline”) developed by Cyrano.

   D.  The parties have reached agreement with respect to other documents necessary and desirable to consummate the Joint Venture Transaction and desire to enter into this Agreement for purposes of creating mutually binding obligations with respect to the execution and delivery of certain documents and agreements upon the fulfillment of the Conditions Precedent.  The documents (the “Transaction Documents”) to be executed and delivered are as follows:

1.	The Operating Agreement (the “Operating Agreement”) of AG Worldwide, LLC in the form attached as Exhibit B to be executed by Cyrano and AII (and other parties referenced therein).

2.	A Promissory Note (the “Note”) in the form attached as Exhibit C to be executed by AG Worldwide.

3.	A Security Agreement (the “Security Agreement”) providing for collateral securing the payment of the Note in the form attached as Exhibit D to be executed by AG Worldwide.

4.	Other ancillary agreements (the “Ancillary Agreements”) referenced in and attached to the Operating Agreement to be executed by the applicable signatory identified in such attachments.

The parties hereto, intending to be legally bound and for good and valuable consideration (including, without limitation, the mutual covenants and promises contained herein), receipt of which is hereby acknowledged, hereby agree as follows:

    Section 1.  AII Covenants Relating to Conditions Precedents.   AII covenants and agrees as follows:

                      1.1  Creditor Approval Condition.  AII shall utilize its reasonable best efforts to cause the Creditor Approval Condition to be met on or before April 30, 2011.    AII shall provide to Cyrano promptly upon receipt copies of all documents and agreements and other related information relating to AII meeting the Creditor Approval Condition.

                      1.2  Shareholder Approval Condition.  AII shall utilize its reasonable best efforts to cause the Shareholder Approval Condition to be met on or before April 15, 2011.  AII shall provide to Cyrano promptly upon receipt copies of all documents and agreements and other related information relating to AII meeting the Shareholder Approval Condition.

                      1.3  Information Statement.  AII shall use its reasonable best efforts to cause the necessary “Information Statement” to be filed with the SEC on or before April 30, 2011.  AII shall provide to Cyrano a draft copy of the Information Statement three days prior to filing with the SEC and permit Cyrano to make comments thereon.   Promptly upon filing the Information Statement with the SEC AII shall provide Cyrano with a copy of the Information Statement as filed.  AII shall communicate on a regular basis with Cyrano as to the status of the Information Statement.

                      1.4  SEC Compliance Condition.  AII shall use its reasonable best efforts to cause the SEC Compliance Condition to be fulfilled as soon as possible and shall notify Cyrano immediately upon the Information Statement becoming effective.

                      1.5  Assistance With Respect to Capital Condition.  AII shall use its reasonable best efforts to assist AG Worldwide and Cyrano to cause the Capital Condition to be met on or before June 30, 2011.  This assistance includes, but is not limited to, AII’s cooperation with all reasonable requests for, or associated with, due diligence made by any potential investor identified by AG Worldwide and Cyrano, which cooperation includes, but is not limited to, (a) providing requested financial and operational information to such potential investors, and (b) reasonably accommodating an inspection by such investor of AII’s physical facilities.

    Section 2.  AG Worldwide and Cyrano Covenants.  AG Worldwide and Cyrano covenant and agree to use their respective and joint reasonable best efforts to cause the Capital Condition to be met on or before June 30, 2011.  AG Worldwide and Cyrano shall communicate on a regular basis with AII as to the status of meeting the Capital Condition.  AG Worldwide and Cyrano shall utilize reasonable best efforts to develop and build an MLM Downline with respect to the sale of the AeroGrow Products.

    Section 3.  Legal Status of Parties Obligations to Meet Conditions Precedent.   None of the parties hereto are guaranteeing that the respective Conditions Precedent for which each of such parties is responsible shall be met.  Each of the parties is obligated to use its respective reasonable best efforts to cause the Conditions Precedent for which each party is responsible to be met, but the failure to cause such Conditions Precedent to occur shall not be a breach of this Agreement so long as a party uses its reasonable best efforts to cause compliance with the applicable Conditions Precedent to occur.

    Section 4.  Agreement to Execute the Joint Venture Transaction Documents.  Subject to the provisions of Section 5 below, upon the occurrence of all of the Condition Precedents each of Cyrano and AII agrees to execute and deliver the Operating Agreement substantially in the form attached to this Agreement, AG Worldwide agrees to execute and deliver the Note and the Security Agreement and, as applicable, each of AG Worldwide, Cyrano and AII agrees to execute and deliver the Ancillary Documents.

    Section 5.  Potential Modification of Transaction Documents.  Each of the parties agrees and acknowledges that in today’s business and investment climate it may not be reasonably possible to comply with certain of the conditions, namely the Creditor Compliance Condition and the Capital Condition, given the terms and provisions of the Transaction Documents.  If necessary in light of negotiations with creditors or potential investors, the parties agree to discuss in good faith the desirability of amending or modifying the Transaction Documents, or any of them, in order to assist in meeting the Creditor Compliance Condition and/or the Capital Condition.  Notwithstanding the foregoing, no party shall be required materially to amend or modify the Transaction Documents to achieve these objectives but the parties may mutually and voluntarily agree to modifications for the purposes described in this Section 5.Each of Cyrano and AII shall have the right to approve the terms of any investment by any third party.

    Section 6.  AII Representations.  AII represents and warrants that it has full corporate power and authority to enter into this Agreement, that all corporate approvals necessary to authorize the execution and delivery of this Agreement have been obtained, that no consent or approval of any other party or government is required for AII to enter into this Agreement and that this Agreement is legally binding on AII in accordance with its terms.

    Section 7.  Cyrano Representations.  Cyrano represents and warrants that it has full limited liability company power and authority to enter into this Agreement, that all limited liability company approvals necessary to authorize its execution and delivery of this Agreement have been obtained, that no consent or approval of any other party or government is required for Cyrano to enter into this Agreement and that this Agreement is legally binding on Cyrano in accordance with its terms.

    Section 8.  AG Worldwide Representations.  AG Worldwide represents and warrants that it has full limited liability company power and authority to enter into this Agreement, that all limited liability company approvals necessary to authorize its execution and delivery of this Agreement have been obtained, that no consent or approval of any other party or government is required for AG Worldwide to enter into this Agreement and that this Agreement is legally binding on AG Worldwide in accordance with its terms.

    Section 9.  Termination.  Notwithstanding anything else herein to the contrary: (a) other than in connection with AII’s pursuit of the Shareholder Approval, in conformity with any regulatory rules or requirements, no party hereto shall disseminate any public information regarding this Agreement, any of the Transaction Documents, or the transactions contemplated herein without the express, written approval of Cyrano and AII on or before that date when the Creditor Approval Condition is met; (b) no party or member of the MLM Downline shall be released from any nondisclosure requirement on or before that date when the Creditor Approval Condition is met; (c) Cyrano shall have the right to defer the Go Live Date (as defined in Section 4 of the Distributor and License Agreement) until such time as the Creditor Approval Condition has been met; and (d) Cyrano shall have the right to (i) terminate, or (ii) defer its decision to terminate on an open-ended basis such that it may at any time thereafter choose to terminate, this Agreement and any and all obligations of AG Worldwide and Cyrano arising in connection with this Agreement, the Distributor and License Agreement, or any other of the Transaction Documents at any time after May 10, 2011, in Cyrano’s sole discretion, if the Creditor Approval Condition has not been met by May 10, 2011.  Cyrano shall give notice of any decision to defer or extend time periods under this Agreement in writing to AII.

    Section 10.  Miscellaneous.

       10.1  Effect of Headings; Schedules.  The subject headings of the sections of this agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.  All schedules to this agreement are incorporated into this agreement in their entirety.

       10.2  Entire Agreement; Modification; Waiver.  This agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in this agreement, except for the other agreements referenced in this agreement.  This agreement supersedes all prior and contemporaneous agreements (other than those entered into in writing simultaneously with this agreement) and all prior and contemporaneous representations and understandings of the parties.  No supplement, modification or amendment of this agreement shall be binding unless executed in writing by all the parties.  No waiver of any of the provisions of this agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.  No waiver shall be binding unless executed in writing by the party making the waiver.

       10.3  Counterparts.  This agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       10.4  Successors and Assigns.  This agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors, and assigns.

       10.5  Notices.  All notices, requests, demands, and other communications under this agreement shall be in writing and shall be deemed to have been duly given on the date of delivery if delivered personally on the parties to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, postage prepaid, and properly addressed at the address shown on the signature page of this agreement.  Any party may change its address for purposes of this paragraph by giving the other party written notice of the new address in the manner set forth above.

       10.6  Governing Law.  This agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

       10.7  Severability.  Each term, covenant, condition or provision of this agreement shall be viewed as separate and distinct, and in the event that any such term, covenant, condition or provision shall be held by a court of competent jurisdiction to be invalid, the remaining provisions shall remain valid and shall continue in full force and effect.

       10.8  Necessary Acts.  Each party to this agreement agrees to perform any further acts and execute and deliver any further documents that may be reasonably necessary to carry out the provisions of this agreement.

       10.9  Attorneys’ Fees.  If either party commences or is made a party to any litigation, arbitration, mediation or other judicial or administrative proceeding ("proceeding") to enforce, interpret or obtain a declaration of rights under this agreement, the prevailing party in such proceeding shall be entitled to recover from the other party all attorneys’ fees, costs (whether otherwise taxable or recoverable) and expenses incurred in connection with such proceeding or any appeal or enforcement of any judgment obtained in any such proceeding, including, without limitation, fees incurred in connection with post-judgment motions, contempt proceedings, garnishment, levy, debtor and third party examinations, discovery and bankruptcy litigation.  Any judgment or order entered in any proceeding shall contain a specific provision providing for the recovery of attorneys' fees and costs incurred in enforcing such judgment or order.  This attorneys' fees provision is intended to be severable from the other provisions of this agreement, shall survive any judgment or order entered in any proceeding, and shall not be deemed merged into any such judgment or order.

       10.10  Construction.  This Agreement has been negotiated at arm’s length, and each party has been provided the opportunity to be represented by legal counsel, and to the extent it has desired to do so, each party has consulted with legal counsel with respect to this agreement.  Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in this agreement against the party drafting it is not applicable and is waived.  The provisions of this Agreement shall be interpreted in a reasonable manner to effect the purpose of the parties and this Agreement.

       10.11  Reimbursement of Transaction Costs.  Upon the consummation of the Joint Venture, AG Worldwide will reimburse both Cyrano and AII for the following fees and costs incurred in connection with the creation of the Joint Venture: (a) legal fees, provided that AG Worldwide shall not reimburse AII for any legal fees in excess of $25,000 that are incurred in connection with, or relate to, compliance with Securities and Exchange Commission laws, rules, or regulations; (b) software development costs incurred by Cyrano in connection with the development of an order and payment processing system by InfoTrax Systems, L.C.; and (c) conference expenses incurred by AII relating to distributor meetings.

       10.12  Evidence of Approvals.  AII agrees that it will provide to AG Worldwide and Cyrano, promptly upon receipt of the same, evidence that Creditor Approval Condition has been met and evidence that the Shareholder Approval Condition has been met.

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In witness whereof, this Transaction Agreement is executed and delivered effective as of the Effective Date set forth above.

AII:
AeroGrown International, Inc.

/s/ J. Michael Wolfe
By: J. Michael Wolfe
Its: President and CEO

AG Worldwide:
AG Worldwide, LLC

/s/ Melyn Campbell
By: Melyn Campbell
Its: Manager

Cyrano:
Cyrano Partners, LLC

/s/ Melyn Campbell
By: Melyn Campbell
Its: Manager